Exhibit 99.1

Press Release #2012-14	FOR IMMEDIATE RELEASE	April 16, 2012

$208,000 PRIVATE PLACEMENT CLOSED

Vancouver, BC—Enertopia Corporation (ENRT: TOP) (the "Company" or "Enertopia") has closed a private placement of 2,080,000 units at a price of $0.10 per unit for gross proceeds of $208,000.

Each unit consists of one common share in the capital of the Company and one non-transferable share purchase warrant, with each full warrant entitling the holder to purchase one additional common share in the capital of the Company until April 13, 2013, at a purchase price of US$0.15 per share, or at a purchase price of US$0.20 per share if exercised from April 14, 2013 until April 13, 2014, subject to early expiry as set out in the warrant certificate.

Proceeds of the Private Placement are intended to be used in part for exploration on the Company’s New Mexico copper and silver project, and for general working capital. The Private Placement is subject to normal regulatory approvals.

The Company will pay broker commissions of $14,420 in cash and issue 144,200 brokers warrants in connection with the private placement.

Pursuant to Canadian securities laws, the securities issued will be subject to a hold period of four months and one day and pursuant to United States securities laws all securities issued pursuant to the private placement are restricted securities.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada under the symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that the Company will make all the required payments of cash and/or stock in future years that are required to hold and acquire the Copper Hills and or Mildred Peak interests.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.